FIRST AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of January 13, 2022, by and between Kelly Strategic ETF Trust (“Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of May 23, 2023 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.    Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects the addition of three Funds: “Kelly INDS Industrial & Logistics Real Estate ETF,” “Kelly SRVR Data Center & Tech Infrastructure ETF” and “Running Oak Efficient Growth ETF”.

3.    Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.    This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

KELLY STRATEGIC ETF TRUST By: /s/ Kevin Kelly___________ Kevin Kelly, President	FORESIDE FUND SERVICES, LLC By: /s/ Teresa Cowan___________ Teresa Cowan, President

EXHIBIT A

Strategic E-Commerce & Logistics Sector ETF
Strategic Fintech & Digital Payments Sector ETF
Strategic Internet of Things Technology ETF
Strategic Hotel & Lodging Sector ETF
Strategic Residential & Apartment Real Estate ETF
Strategic Technology & E-Commerce Real Estate ETF
Strategic CRISPR & Gene Editing Technology ETF
Kelly INDS Industrial & Logistics Real Estate ETF
Kelly SRVR Data Center & Tech Infrastructure ETF
Running Oak Efficient Growth ETF